Exhibit 99.1

NEWS RELEASE

APA Corporation Announces Second-Quarter 2023

Financial and Operational Results

Key Takeaways

•	Reported production of 399,000 barrels of oil equivalent (BOE) per day; adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 325,000 BOE per day;

•	Generated net cash from operating activities of $1 billion;

•	Returned 131% ($123 Million) of Free Cash Flow to shareholders in the second quarter;

•	Appraisal at Krabdagu-3 on Block 58 offshore Suriname confirms extension of oil resource 14 kilometers from the discovery well;

•	Long-term natural gas supply contract with Cheniere commenced Aug. 1; and

•	On track to deliver total adjusted oil production growth of more than 10% for the year, driven by U.S. and Egypt performance.

HOUSTON, Aug. 2, 2023 – APA Corporation (Nasdaq: APA) today announced its financial and operational results for the second quarter of 2023.

APA reported net income attributable to common stock of $381 million, or $1.23 per diluted share. When adjusted for items that impact the comparability of results, APA’s second-quarter earnings were $264 million, or $0.85 per diluted share. Net cash provided by operating activities was $1.0 billion, and adjusted EBITDAX was $1.2 billion. The company generated $94 million in free cash flow during the quarter.

“APA delivered a strong second quarter, driven by steady operational execution and ongoing cost management,” said John J. Christmann IV, APA’s CEO and president. “Global adjusted production was at the high end of expectations, led by above-guidance oil production growth in the Permian Basin. In Suriname, appraisal of the Krabdagu fairway is ongoing. While there is more technical work to do, the results to date have provided more confidence as we advance toward developing the country’s first offshore oil hub.”

Second-Quarter Summary

Second-quarter reported production was 399,000 BOE per day, and adjusted production, which excludes

1

APA CORPORATION ANNOUNCES SECOND-QUARTER 2023

FINANCIAL AND OPERATIONAL RESULTS — PAGE 2 of 5

Egypt noncontrolling interest and tax barrels, was 325,000 BOE per day. Adjusted production grew by 2% compared to the first quarter, driven primarily by a 6% increase in U.S. oil volumes. Gross oil production in Egypt was in line with guidance.

APA’s second-quarter upstream capital investment of $516 million was below guidance, as were lease operating expenditures and G&A. These results were primarily a result of the company’s continued focus on cost management.

Capital and Activity Update

For the remainder of the year, drilling activity in the U.S. and Egypt is expected to remain at current levels, as this activity pace optimizes operational efficiencies. In Suriname, the focus is on completing the Krabdagu appraisal program and scoping an oil hub project to develop the combined Sapakara and Krabdagu resource. No additional drilling will be necessary in Suriname during 2023. Accordingly, when combined with deferred platform drilling activity in the North Sea and ongoing cost management efforts, APA is reducing full-year upstream capital investment guidance to $1.9 billion. Additionally, the company is lowering its full-year LOE outlook by $100 million to $1.4 billion.

Christmann concluded, “We are tracking in line with the full-year production guidance issued in February and are particularly pleased with the oil production growth we are currently generating on a reduced capital budget.”

Conference Call

APA will host a conference call to discuss its second-quarter 2023 results at 10 a.m. Central time, Thursday, Aug. 3. The conference call will be webcast from APA’s website at www.apacorp.com and investor.apacorp.com. Following the conference call, a replay will be available for one year on the “Investors” page of the company’s website.

About APA

APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname

APA CORPORATION ANNOUNCES SECOND-QUARTER 2023

FINANCIAL AND OPERATIONAL RESULTS — PAGE 3 of 5

and the Dominican Republic. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com. Additional details regarding Suriname, ESG performance and other investor-related topics are posted at investor.apacorp.com.

Additional Information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. APA’s quarterly supplement is available at http://www.apacorp.com/financialdata.

Non-GAAP Financial Measures

APA’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives

APA CORPORATION ANNOUNCES SECOND-QUARTER 2023

FINANCIAL AND OPERATIONAL RESULTS — PAGE 4 of 5

for operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in APA’s Form 10-K for the year ended December 31, 2022, and in our quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary Note to Investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. APA may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit APA from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in APA’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2022 available from APA at www.apacorp.com or by writing APA at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

APA CORPORATION ANNOUNCES SECOND-QUARTER 2023

FINANCIAL AND OPERATIONAL RESULTS — PAGE 5 of 5

Contacts

Investor:  (281) 302-2286    Gary Clark

Media:     (713) 296-7276    Alexandra Franceschi

Website:   www.apacorp.com

Click here for the full release with quarterly financial statements.

-end-

APA CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$1,365	$1,863	$2,762	$3,580
Natural gas revenues	180	433	422	813
Natural gas liquids revenues	107	229	237	452

	1,652	2,525	3,421	4,845
Purchased oil and gas sales	144	522	383	871

Total revenues	1,796	3,047	3,804	5,716
Derivative instrument gain (loss), net	51	(32)	104	(94)
Gain (loss) on divestitures, net	5	(27)	6	1,149
Other, net	109	64	77	109

	1,961	3,052	3,991	6,880

OPERATING EXPENSES:
Lease operating expenses	361	359	682	703
Gathering, processing, and transmission	78	94	156	175
Purchased oil and gas costs	131	528	347	879
Taxes other than income	50	78	102	148
Exploration	43	56	95	98
General and administrative	72	89	137	245
Transaction, reorganization, and separation	2	3	6	17
Depreciation, depletion, and amortization:
Oil and gas property and equipment	354	269	679	547
Other assets	13	9	20	22
Asset retirement obligation accretion	29	29	57	58
Impairments	46	—	46	—
Financing costs, net	82	76	154	228

	1,261	1,590	2,481	3,120

NET INCOME BEFORE INCOME TAXES	700	1,462	1,510	3,760
Current income tax provision	254	415	600	807
Deferred income tax provision (benefit)	(16)	(20)	122	(60)

NET INCOME INCLUDING NONCONTROLLING INTERESTS	462	1,067	788	3,013
Net income attributable to noncontrolling interest - Egypt	81	141	165	260
Net income attributable to noncontrolling interest - Altus	—	—	—	14
Net loss attributable to Altus Preferred Unit limited partners	—	—	—	(70)

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$381	$926	$623	$2,809

NET INCOME PER COMMON SHARE:
Basic	$1.24	$2.72	$2.01	$8.18
Diluted	$1.23	$2.71	$2.01	$8.15

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	308	341	310	344
Diluted	309	342	310	344

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.125	$0.50	0.25

APA CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	2Q23 to 1Q23	2Q23 to 2Q22	June 30, 2023	June 30, 2022
OIL VOLUME - Barrels per day
United States	75,993	71,888	64,759	6%	17%	73,952	67,184
Egypt (1, 2)	87,790	87,795	85,502	0%	3%	87,792	85,261
North Sea	35,048	37,502	32,493	-7%	8%	36,268	33,860

International (1)	122,838	125,297	117,995	-2%	4%	124,060	119,121

Total (1)	198,831	197,185	182,754	1%	9%	198,012	186,305

NATURAL GAS VOLUME - Mcf per day
United States	450,200	441,527	457,459	2%	-2%	445,887	467,493
Egypt (1, 2)	337,413	356,350	346,424	-5%	-3%	346,829	366,390
North Sea	37,194	40,360	42,802	-8%	-13%	38,769	40,645

International (1)	374,607	396,710	389,226	-6%	-4%	385,598	407,035

Total (1)	824,807	838,237	846,685	-2%	-3%	831,485	874,528

NGL VOLUME - Barrels per day
United States	61,760	56,103	59,267	10%	4%	58,947	60,482
Egypt (1, 2)	—	—	297	—	NM	—	394
North Sea	872	1,255	1,195	-31%	-27%	1,062	1,345

International (1)	872	1,255	1,492	-31%	-42%	1,062	1,739

Total (1)	62,632	57,358	60,759	9%	3%	60,009	62,221

BOE per day
United States	212,786	201,580	200,269	6%	6%	207,213	205,582
Egypt (1, 2)	144,026	147,186	143,536	-2%	0%	145,597	146,720
North Sea	42,118	45,483	40,822	-7%	3%	43,792	41,979

International (1)	186,144	192,669	184,358	-3%	1%	189,389	188,699

Total (1)	398,930	394,249	384,627	1%	4%	396,602	394,281

Total excluding noncontrolling interests	350,864	345,138	336,756	2%	4%	348,016	345,375

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	29,298	29,294	28,516			29,296	28,423
Gas (Mcf/d)	112,609	118,903	115,534			115,738	122,112
NGL (b/d)	—	—	99			—	131
BOE per day	48,066	49,111	47,871	-2%	0%	48,586	48,906

(2) Egypt Gross Production
Oil (b/d)	140,652	140,764	141,432			140,708	137,934
Gas (Mcf/d)	517,291	545,049	555,694			531,093	576,637
NGL (b/d)	—	—	464			—	599
BOE per day	226,867	231,606	234,512	-2%	-3%	229,224	234,639

NM - not meaningful

APA CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	2Q23 to 1Q23	2Q23 to 2Q22	June 30, 2023	June 30, 2022
OIL VOLUME - Barrels per day
United States	75,993	71,888	64,759	6%	17%	73,952	67,184
Egypt	43,085	42,553	37,934	1%	14%	42,820	38,357
North Sea	35,048	37,502	32,493	-7%	8%	36,268	33,860

International	78,133	80,055	70,427	-2%	11%	79,088	72,217

Total	154,126	151,943	135,186	1%	14%	153,040	139,401

NATURAL GAS VOLUME - Mcf per day
United States	450,200	441,527	457,459	2%	-2%	445,887	467,493
Egypt	164,096	171,952	152,775	-5%	7%	168,002	164,079
North Sea	37,194	40,360	42,802	-8%	-13%	38,769	40,645

International	201,290	212,312	195,577	-5%	3%	206,771	204,724

Total	651,490	653,839	653,036	0%	0%	652,658	672,217

NGL VOLUME - Barrels per day
United States	61,760	56,103	59,267	10%	4%	58,947	60,482
Egypt	—	—	133	—	NM	—	179
North Sea	872	1,255	1,195	-31%	-27%	1,062	1,345

International	872	1,255	1,328	-31%	-34%	1,062	1,524

Total	62,632	57,358	60,595	9%	3%	60,009	62,006

BOE per day
United States	212,786	201,580	200,269	6%	6%	207,213	205,582
Egypt	70,434	71,211	63,530	-1%	11%	70,821	65,882
North Sea	42,118	45,483	40,822	-7%	3%	43,792	41,979

International	112,552	116,694	104,352	-4%	8%	114,613	107,861

Total	325,338	318,274	304,621	2%	7%	321,826	313,443

NM - not meaningful

APA CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
AVERAGE OIL PRICE PER BARREL
United States	$73.99	$75.17	$110.98	$74.56	$103.05
Egypt	77.39	79.58	115.97	78.48	109.65
North Sea	79.27	81.57	113.77	80.51	107.47
International	77.90	80.19	115.40	79.06	109.05
Total	76.38	78.37	113.79	77.37	106.87

AVERAGE NATURAL GAS PRICE PER MCF
United States	$1.24	$2.24	$6.75	$1.73	$5.48
Egypt	2.95	2.89	2.78	2.92	2.80
North Sea	11.29	17.58	18.15	14.47	24.72
International	3.78	4.32	4.33	4.05	4.79
Total	2.39	3.22	5.65	2.81	5.16

AVERAGE NGL PRICE PER BARREL
United States	$18.26	$23.79	$39.79	$20.88	$38.20
Egypt	—	—	75.14	—	76.80
North Sea	39.24	56.92	71.71	49.52	73.29
International	39.24	56.92	72.17	49.52	73.84
Total	18.69	24.84	40.97	21.62	39.63

APA CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Unproved leasehold impairments	$6	$2	$11	$6
Dry hole expense	23	36	53	41
Geological and geophysical expense	1	3	2	18
Exploration overhead and other	13	15	29	33

	$43	$56	$95	$98

SUMMARY CASH FLOW INFORMATION
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$1,000	$1,535	$1,335	$2,426

Additions to upstream oil and gas property	(580)	(389)	(1,129)	(767)
Proceeds from sale of oil and gas properties	7	(16)	28	751
Proceeds from sale of Kinetik shares	—	—	—	224
Deconsolidation of Altus cash and cash equivalents	—	—	—	(143)
Other, net	(10)	(45)	(14)	(49)

Net cash provided by (used in) investing activities	$(583)	$(450)	$(1,115)	$16

Proceeds from (payments on) revolving credit facilities, net	(221)	(605)	196	(267)
Payments on Apache fixed-rate debt	—	—	(65)	(1,370)
Distributions to noncontrolling interest - Egypt	(83)	(90)	(100)	(159)
Treasury stock activity, net	(46)	(291)	(188)	(552)
Dividends paid to APA common stockholders	(77)	(43)	(155)	(86)
Other	(2)	(8)	(11)	(28)

Net cash used in financing activities	$(429)	$(1,037)	$(323)	$(2,462)

SUMMARY BALANCE SHEET INFORMATION

	June 30, 2023	December 31, 2022
Cash and cash equivalents	$142	$245
Other current assets	2,457	2,463
Property and equipment, net	9,368	9,012
Decommissioning security for sold Gulf of Mexico properties	57	217
Other assets	1,220	1,210

Total assets	$13,244	$13,147

Current debt	$2	$2
Current liabilities	2,628	2,914
Long-term debt	5,574	5,451
Decommissioning contingency for sold Gulf of Mexico properties	472	738
Deferred credits and other noncurrent liabilities	2,872	2,697
APA shareholders’ equity	709	423
Noncontrolling interest - Egypt	987	922

Total Liabilities and equity	$13,244	$13,147

Common shares outstanding at end of period	307	312

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess APA’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude property acquisitions, asset retirement obligation revisions and liabilities incurred, capitalized interest, and certain exploration expenses, while including amounts paid during the period for abandonment and decommissioning expenditures. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of APA’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Costs incurred in oil and gas property:
Asset and leasehold acquisitions
Proved	$1	$—	$2	$9
Unproved	4	6	10	17
Exploration and development	590	492	1,156	911

Total Costs incurred in oil and gas property	$595	$498	$1,168	$937

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$595	$498	$1,168	$937
Property acquisitions	—	—	—	—
Asset retirement obligations settled vs. incurred - oil and gas property	7	7	13	14
Capitalized interest	(5)	(5)	(11)	(8)
Exploration seismic and administration costs	(14)	(18)	(31)	(51)

Upstream capital investment including noncontrolling interest - Egypt	$583	$482	$1,139	$892
Less noncontrolling interest - Egypt	(67)	(54)	(128)	(103)

Total Upstream capital investment	$516	$428	$1,011	$789

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities and Free cash flow

Cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP financial measures. APA uses these measures internally and provides this information because management believes it is useful in evaluating the company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt, as well as to compare our results from period to period. We believe these measures are also used by research analysts and investors to value and compare oil and gas exploration and production companies and are frequently included in published research reports when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities and free cash flow are additional measures of liquidity but are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities. Additionally, this presentation of free cash flow may not be comparable to similar measures presented by other companies in our industry.

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$1,000	$1,535	$1,335	$2,426
Changes in operating assets and liabilities	(232)	(149)	279	114

Cash flows from operations before changes in operating assets and liabilities	$768	$1,386	$1,614	$2,540

Adjustments to free cash flow:
Upstream capital investment including noncontrolling interest - Egypt	(583)	(482)	(1,139)	(892)
Non oil and gas capital investment	(8)	—	(9)	—
Distributions to Sinopec noncontrolling interest	(83)	(90)	(100)	(159)

Upstream free cash flow	$94	$814	$366	$1,489

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2023	2023	2022	2023	2022
Net cash provided by operating activities	$1,000	$335	$1,535	$1,335	$2,426
Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	14	17	18	31	51
Current income tax provision	254	346	415	600	807
Other adjustments to reconcile net income (loss) to net cash provided by operating activities	97	(30)	59	67	88
Changes in operating assets and liabilities	(232)	511	(149)	279	114
Financing costs, net	82	81	76	163	161
Transaction, reorganization & separation costs	2	4	3	6	17

Adjusted EBITDAX (Non-GAAP)	$1,217	$1,264	$1,957	$2,481	$3,664

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Current debt	$2	$2	$2	$125
Long-term debt	5,574	5,796	5,451	5,404

Total debt	5,576	5,798	5,453	5,529
Cash and cash equivalents	142	154	245	268

Net debt	$5,434	$5,644	$5,208	$5,261

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended June 30, 2023				For the Quarter Ended June 30, 2022
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Net income including noncontrolling interests (GAAP)	$700	$(238)	$462	$1.49	$1,462	$(395)	$1,067	$3.12
Income attributable to noncontrolling interests	144	(63)	81	0.26	251	(110)	141	0.41

Net income attributable to common stock	556	(175)	381	1.23	1,211	(285)	926	2.71

Adjustments:*
Asset and unproved leasehold impairments	52	(37)	15	0.05	2	—	2	—
Valuation allowance and other tax adjustments	—	(30)	(30)	(0.10)	—	(157)	(157)	(0.46)
(Gain) loss on extinguishment of debt	—	—	—	—	—	—	—	—
Unrealized derivative instrument (gain) loss	(47)	9	(38)	(0.12)	26	(6)	20	0.06
Kinetik equity investment mark-to-market gain	(77)	16	(61)	(0.20)	(29)	—	(29)	(0.08)
Transaction, reorganization & separation costs	2	(1)	1	—	3	(1)	2	0.01
(Gain) loss on divestitures, net	(5)	1	(4)	(0.01)	27	(6)	21	0.06

Adjusted earnings (Non-GAAP)	$481	$(217)	$264	$0.85	$1,240	$(455)	$785	$2.30

	For the Six Months Ended June 30, 2023				For the Six Months Ended June 30, 2022
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Net income including noncontrolling interests (GAAP)	$1,510	$(722)	$788	$2.54	$3,760	$(747)	$3,013	$8.75
Income attributable to noncontrolling interests	295	(130)	165	0.53	478	(204)	274	0.80
Income (loss) attributable to Altus preferred unit limited partner	—	—	—	—	(70)	—	(70)	(0.20)

Net income attributable to common stock	1,215	(592)	623	2.01	3,352	(543)	2,809	8.15

Adjustments:*
Asset and unproved leasehold impairments	57	(40)	17	0.05	6	(1)	5	0.02
Valuation allowance and other tax adjustments **	—	100	100	0.32	—	(362)	(362)	(1.05)
(Gain) / Loss on extinguishment of debt	(9)	2	(7)	(0.02)	67	(14)	53	0.15
Unrealized derivative instrument (gain) loss	(80)	16	(64)	(0.20)	11	(11)	—	—
Kinetik equity investment mark-to-market gain	(45)	10	(35)	(0.11)	(53)	—	(53)	(0.15)
Drilling contract termination charges	13	(10)	3	0.01	—	—	—	—
Transaction, reorganization & separation costs	6	(2)	4	0.01	17	(4)	13	0.04
Gain on divestitures, net	(6)	1	(5)	(0.02)	(1,149)	119	(1,030)	(2.99)

Adjusted Earnings (Non-GAAP)	$1,151	$(515)	$636	$2.05	$2,251	$(816)	$1,435	$4.17

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.
**	Includes $174 million related to the remeasurement of the December 31, 2022 U.K. deferred tax liability in connection with the Energy (Oil and Gas) Profits Levy Act 2022.